As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-290707

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 26, 2025)

7,175,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 2,200,000 Shares of Common Stock

We are offering 7,175,000 shares of our common stock, par value $0.0001 per share, and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 2,200,000 shares of common stock, in this offering.

Our common stock is listed on The Nasdaq Global Market under the symbol “BCAX.” On February 23, 2026, the closing sale price of our common stock on The Nasdaq Global Market was $16.40 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$16.00	$15.9999	$149,999,780
Underwriting discounts and commissions (1)	$0.96	$0.96	$9,000,000
Proceeds, before expenses, to us	$15.04	$15.0399	$140,999,780

(1)	See the section of this prospectus supplement entitled “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 1,406,250 shares of our common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $10,350,000 and the total proceeds to us, before expenses, will be $172,499,780. See “Underwriting” for more information.

Investing in our common stock or pre-funded warrants involves a high degree of risk. See “Risk  Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus concerning factors you should consider before investing in our common stock or pre-funded warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock and pre-funded warrants against payment on or about February 26, 2026.

Joint Book-Running Managers

Morgan Stanley	TD Cowen	BofA Securities	Cantor	Stifel

February 24, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus supplement is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 26, 2025, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this “prospectus supplement,” we are referring to both parts of this document combined.

Before buying any of the shares of our common stock or pre-funded warrants offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement or the accompanying prospectus and your reliance on any unauthorized information or representation is at your own risk. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, or any sale of our common stock or pre-funded warrants. Our business, financial condition and results of operations may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and pre-funded warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

As used in this prospectus supplement, unless the context otherwise requires, references to the terms “Bicara,” “Bicara Therapeutics,” “the Company,” “we,” “us” and “our,” and similar designations refer to Bicara Therapeutics Inc. and, where appropriate, our wholly-owned subsidiary.

We intend to apply for various trademarks that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, SM and ™ symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference herein, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “seek,” “endeavor,” “target,” “continue” or the negative of these words or other similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•

the timing, progress, results and cost of ficerafusp alfa, including the FORTIFI-HN01 pivotal Phase 2/3 trial, or FORTIFI-HN01, a trial in head and neck squamous cell carcinoma (“HNSCC”), and the expansion cohorts of our Phase 1/1b trial in additional HNSCC patient populations and metastatic colorectal cancer, as well as our research and development programs and any future preclinical and clinical studies;

•

the ability and the potential to secure pembrolizumab for our clinical trials and successfully manufacture our drug substances and ficerafusp alfa for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

•	the ability of clinical trials to demonstrate safety and efficacy of ficerafusp alfa, and other positive results;

•	the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of ficerafusp alfa;

•	our ability to develop ficerafusp alfa with a loading and every-three-week maintenance schedule and the timing of potential regulatory alignment;

•

the timing, scope and likelihood of regulatory filings and approvals, for ficerafusp alfa and future product candidates, including the timing of Investigational New Drug applications, and U.S. Food and Drug Administration approval of ficerafusp alfa or any future product candidate;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;

•

our estimates of the number of patients that we will enroll and our ability to initiate, recruit and enroll patients in and conduct and successfully complete our clinical trials at the pace that we project;

•	our ability to maintain and further develop the specific shipping, storage, handling and administration of ficerafusp alfa at the clinical sites;

•	the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and ficerafusp alfa;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of ficerafusp alfa;

•	our ability to obtain and maintain regulatory approval of ficerafusp alfa;

•	our ability and plans to commercialize ficerafusp alfa, if approved, including potential pricing and reimbursement;

S-iv

•	the implementation of our business model, and strategic plans for our business, ficerafusp alfa and technology;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering ficerafusp alfa and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	estimates of our future expenses, revenues and capital requirements, our needs for additional financing and ability to raise capital, including under our “at-the-market” offering program;

•	future agreements with third parties in connection with the development and commercialization of ficerafusp alfa and any other approved product;

•	the size and growth potential of the markets for ficerafusp alfa and our ability to serve those markets;

•	our financial performance;

•	the rate and degree of market acceptance of ficerafusp alfa;

•	regulatory developments in the U.S., Canada, European Union and other foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to produce our products or ficerafusp alfa with advantages in turnaround times or manufacturing cost;

•	the success of competing therapies that are or may become available and ficerafusp alfa’s differentiation from competitors;

•	our ability to attract and retain key scientific or management personnel;

•	the impact of laws and regulations;

•	developments relating to our competitors and our industry;

•	our anticipated use of our existing cash, cash equivalents and investments; and

•	our anticipated use of net proceeds from this offering.

The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

We may from time-to-time provide estimates, projections and other information concerning our industry, our business and the markets for our programs and product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While such third parties generally indicate that their information is from sources believed to be reliable, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. We are responsible for all of the disclosure contained in this prospectus supplement and the accompanying prospectus, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications.

S-v

You should read this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These forward-looking statements involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under Part I, Item 1A “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the section of the accompanying prospectus entitled “Risk Factors”, as well as in other filings made with the SEC subsequent to the date hereof that are incorporated by reference herein. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our common stock or pre-funded warrants. You should read this prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q we filed, which are incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

We are a clinical-stage biopharmaceutical company committed to bringing transformative bifunctional therapies to patients with solid tumors. We have built a platform designed to facilitate the development of bifunctional therapies that precisely target the tumor and deliver a tumor-modulating payload to the tumor site. This dual-targeting approach both enhances drug exposure within the tumor microenvironment (“TME”) and limits systemic toxicity. This approach was deployed in the development of our lead program ficerafusp alfa, formerly BCA101, a bifunctional epidermal growth factor receptor- (“EGFR”) directed monoclonal antibody bound to a human transforming growth factor beta (“TGF-ß”) ligand trap.

We believe that the bifunctional design of ficerafusp alfa can potentially improve upon the therapeutic profile of existing immunotherapies and targeted therapies by addressing resistance mechanisms and limiting off-target toxicity, therefore, enhancing the treatment effect and tolerability for targeted patient populations with cancer.

By combining these two clinically validated targets, ficerafusp alfa has the potential to exert potent anti-tumor activity by simultaneously blocking both cancer cell-intrinsic EGFR survival and proliferation, as well as the immunosuppressive TGF-ß signaling within the TME. Ficerafusp alfa directs the TGF-ß inhibitor into the immediate TME through the binding of EGFR on tumor cells, which we believe will lead to deep and durable responses and an increase in overall survival (“OS”) while reducing the adverse effects typically associated with systemic TGF-ß inhibition.

We believe ficerafusp alfa has the potential to provide meaningful clinical benefit in solid tumors where there is a strong biologic rationale for the dual inhibition of both EGFR and TGF-ß, such as head and neck cancers, colorectal cancer and other squamous cell carcinomas which typically overexpress EGFR and TGF-ß pathways. We are focusing our efforts and resources on the continued development of ficerafusp alfa in those tumor types for which there is strong biologic rationale and remaining unmet need for enhanced tumor penetration.

Ficerafusp alfa is currently being studied in:

•

Head and neck squamous cell carcinoma (HNSCC): Our global, double-blind, Phase 2/3 FORTIFI-HN01 pivotal study evaluating 1500mg dosed once weekly (“QW”), of ficerafusp alfa in combination with pembrolizumab in first-line (“1L”), recurrent/metastatic (“R/M”), human papillomavirus infection (“HPV”), -negative HNSCC is ongoing. We expect to be substantially enrolled by the end of 2026 to enable an interim analysis in mid-2027. We believe the study is sufficiently powered to support an accelerated approval on the basis of overall response rate (“ORR”), six-month durability, and qualitative OS.

•

Metastatic colorectal cancer (mCRC): Through our ongoing, open-label Phase 1/1b expansion cohorts, we are investigating early signal-seeking in other solid tumors where there is strong biologic and mechanistic rationale to believe that ficerafusp alfa may improve clinical outcomes. We are currently enrolling an expansion cohort evaluating 1500mg QW of ficerafusp alfa, both as monotherapy and in combination with pembrolizumab, in late-line (“3L+”), microsatellite stable (“MSS”), RAS wild type (“RASwt”), mCRC and expect to present preliminary safety and efficacy data in the second half of 2026.

Our goal is to build a fully integrated, commercial-stage biopharmaceutical company that develops important therapies for people living with cancer, starting with ficerafusp alfa. Our future success depends upon many factors, including our ability to successfully develop, obtain regulatory approval for, and commercialize our drug candidates. We have had no commercial revenues from sales of our drug candidates, and we have had a history of operating losses. It is possible that we may not be able to successfully develop, obtain regulatory approval for, or commercialize, our drug candidates, and we are subject to a number of risks that you should be aware of before investing in us. These risks are described more fully in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement.

Recent Developments

On February 19, 2026, we presented preliminary safety and efficacy data from an exploratory Phase 1b expansion cohort evaluating 2000mg of ficerafusp alfa every other week (“Q2W”) in combination with pembrolizumab in 1L HPV-negative R/M HNSCC.

The Phase 1b expansion cohort data show that 2000mg Q2W ficerafusp alfa in combination with pembrolizumab was generally well-tolerated, with a safety profile consistent with the known safety profile of ficerafusp alfa plus pembrolizumab in R/M HNSCC. 2000mg Q2W of ficerafusp alfa demonstrated a 48% confirmed ORR, with 26% of patients achieving a complete response and 77% of responders demonstrating deep responses of at least 80% tumor shrinkage. Preliminary efficacy data demonstrated enhanced durability and additional outcomes data continue to mature.

Updated biomarker results demonstrated that 2000mg Q2W maintains TGF-ß inhibition and immune activation while delivering deep responses, consistent with the differentiated clinical profile established by 1500mg QW of ficerafusp alfa. The growing body of pharmacokinetic, translational and clinical data and exposure-response modeling supports development of a less frequent dose regimen that optimizes efficacy, safety and convenience without compromising the depth nor durability of response that are characteristic of ficerafusp alfa’s differentiated clinical profile.

We plan to develop ficerafusp alfa with a loading and every-three-week maintenance schedule and aim to achieve regulatory alignment to enable data generation by potential U.S. approval.

Preliminary Financial Updates

As of December 31, 2025, we had approximately $414.8 million of cash, cash equivalents and investments. These amounts have not been audited or reviewed by our independent registered public accounting firm. Our actual cash, cash equivalents and investments as of December 31, 2025 may differ from these amounts after we complete our comprehensive accounting procedures for the year ended December 31, 2025. Our financial statements for the year ended December 31, 2025 will not be available until after this offering is completed, and consequently will not be available to you prior to investing in this offering.

Corporate History

We were incorporated under the laws of the State of Delaware on December 12, 2018 under the name “Bicara Therapeutics Inc.” Our principal executive office is located at 116 Huntington Avenue, Suite 703, Boston, MA 02116, and our telephone number is 617-468-4219. We have one subsidiary, Bicara Securities Corporation, formed in October 2023 under the laws of the Commonwealth of Massachusetts. Our website address is www.bicara.com. The information contained in, or that can be accessed through, our website, does not constitute a part of this prospectus supplement, and is not incorporated by reference in this prospectus supplement or in any other filings we make with the SEC. We have included our website address in this prospectus supplement solely as an inactive textual reference. Our common stock trades on The Nasdaq Global Market under the symbol “BCAX.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•

an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company,” meaning that the market value of our shares held by nonaffiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either

(i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million as of the last business day of the most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Common Stock Offered by Us	7,175,000 shares of our common stock (or 8,581,250 shares if the underwriters exercise their option to purchase additional shares in full)

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days from the date of the prospectus supplement, to purchase up to an additional 1,406,250 of shares of our common stock from us at the public offering price, less underwriting discounts and commissions.

Pre-Funded Warrants Offered by Us

We are also offering, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase up to 2,200,000 shares of our common stock. Each pre-funded warrant is exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, less $0.0001, which is the exercise price of each pre-funded warrant. The pre-funded warrants do not expire, and each pre-funded warrant will be exercisable at any time after the date of issuance until the date the warrant is exercised in full. See “Description of Pre-Funded Warrants” for additional information. This prospectus supplement also relate to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

The lock-up restrictions described in this prospectus supplement under “Underwriting” will not apply to the issuance of shares of common stock upon the exercise of the pre-funded warrants during the 60-day period following the date of the final prospectus supplement to be filed in connection with this offering.

Common Stock to be Outstanding After This Offering

61,787,477 shares (or 63,193,727 shares if the underwriters exercise their option to purchase additional shares of our common stock in full), in each case, assuming no exercise of any pre-funded warrants offered or sold by us.

Use of Proceeds

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $140.7 million (or approximately $161.8 million if the underwriters exercise their option to purchase additional shares of our common stock in full), based on the public offering price of $16.00 per share of common stock, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds of this offering, together with our existing cash, cash equivalents and investments, to further invest in and build our medical and commercial infrastructure to support a planned regulatory filing and commercial launch for ficerafusp alfa, if approved, in the U.S.; to further accelerate the development of ficerafusp alfa in 1L R/M HPV-negative HNSCC, including a less frequent dosing schedule; to fund manufacturing costs for ficerafusp alfa for ongoing and anticipated drug development efforts; to fund early signal-finding to support future indication expansion for ficerafusp alfa; and for other general corporate purposes. See the section of this prospectus supplement entitled “Use of Proceeds” beginning on page S-11 for additional details.

Risk Factors

Investing in our common stock or pre-funded warrants involves significant risks. You should read the “Risk Factors” section of this prospectus supplement beginning on page S-8 and other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock or pre-funded warrants.

Nasdaq Global Market Symbol

“BCAX”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Pre-Funded Warrants.”

All information in this prospectus supplement related to the number of shares of our common stock to be outstanding immediately after this offering is based on 54,612,477 shares of our common stock outstanding as of September 30, 2025. The number of shares outstanding as of September 30, 2025 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	9,157,290 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $7.69 per share;

•

3,640,569 shares of common stock available for future issuance under our 2024 Stock Option and Incentive Plan as of September 30, 2025, as well as any increases in the number of shares of common stock reserved for issuance thereunder;

•

507,383 shares of common stock available for future issuance under our 2024 Employee Stock Purchase Plan as of September 30, 2025, as well as any increases in the number of shares of common stock reserved for issuance thereunder; and

•

1,604,000 shares of common stock sold pursuant to our “at-the-market” program in accordance with our Sales Agreement with TD Securities (USA) LLC (“Sales Agreement”) since September 30, 2025 for aggregate net proceeds of approximately $29.6 million.

Unless otherwise indicated, this prospectus supplement assumes no exercise or forfeiture of the outstanding options described above, no exercise by the underwriters of their option to purchase additional shares of our common stock and no exercise of the pre-funded warrants that we are offering in this offering in lieu of common stock to certain investors.

RISK FACTORS

Investing in our common stock or pre-funded warrants involves a high degree of risk. Before you decide to invest in our common stock or pre-funded warrants, you should carefully consider the risks and uncertainties described below and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q we have filed with the SEC and are incorporated herein by reference, together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common stock. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to Our Common Stock, Pre-Funded Warrants and This Offering

Purchasers of securities in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase shares of our common stock or pre-funded warrants in this offering, you will experience immediate and substantial dilution, as the public offering price of our common stock will be substantially greater than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock or pre-funded warrants in this offering, you will incur immediate substantial dilution of approximately $6.96 per share, representing the difference between the public offering price per share of common stock and our as adjusted net tangible book value as of September 30, 2025. For a further description of the dilution that you will experience immediately after this offering, see the section of the prospectus supplement entitled “Dilution.”

We have broad discretion in the use of the net proceeds from this offering and may use them in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, together with our existing cash, cash equivalents and investments, to further invest in and build our medical and commercial infrastructure to support a planned regulatory filing and commercial launch for ficerafusp alfa, if approved, in the U.S.; to further accelerate the development of ficerafusp alfa in 1L R/M HPV-negative HNSCC, including a less frequent dosing schedule; to fund manufacturing costs for ficerafusp alfa for ongoing and anticipated drug development efforts; to fund early signal-finding to support future indication expansion for ficerafusp alfa; and for other general corporate purposes. Pending the use of net proceeds, we may invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government. Because of the number and variability of factors that will determine our use of any net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section entitled “Use of Proceeds” for more information.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock, pre-funded warrants or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, pre-funded warrants or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock, including any shares issuable upon exercise of any pre-funded warrants, or pre-funded warrants, in the public market, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock, including any shares issuable upon exercise of any pre-funded warrants, pre-funded warrants or other securities convertible into or exchangeable for our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. In connection with this offering and subject to certain exceptions, we and our directors and executive officers have entered into lock-up agreements for a period of 60 days following this offering. We and our directors and executive officers may be released from such lock-up agreements prior to the expiration of the lock-up period at the sole discretion of Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BofA Securities, Inc. (See “Underwriting” beginning on page S-16 of this prospectus supplement). Upon expiration or earlier release of the lock-up, we and our directors and executive officers and our affiliate stockholders may sell shares into the market. We cannot predict the effect that future sales of common stock, pre-funded warrants or other equity-related securities would have on the market price of our common stock.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

There is no public market for the pre-funded warrants being offered in this offering. The pre-funded warrants are not listed on any exchange, and we do not intend to list the pre-funded warrants on any exchange.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do, pre-funded warrants not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

We will not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant is exercisable for $0.0001 per share of common stock underlying such pre-funded warrant. However, each pre-funded warrant may only be exercised through a “cashless exercise,” in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any additional funds upon the exercise of the pre-funded warrants.

Except for the right to participate in certain dividends and distributions, holders of the pre-funded warrants will have no rights as stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of common stock underlying such pre-funded warrants, except that the holder of a pre-funded warrant shall be entitled to participate in certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date. See “Description of Pre-Funded Warrants—No Rights as a Stockholder.”

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates and other attribution parties, as defined under “Description of Pre-Funded Warrants—Exercise Limitations”) to exceed a certain percentage of the number of shares of our common stock that would be outstanding immediately after giving effect to the exercise. However, subject to certain limitations, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $140.7 million (or approximately $161.8 million if the underwriters exercise their option to purchase additional shares of our common stock in full), based on the public offering price of $16.00 per share of common stock and $15.9999 per pre-funded warrant, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of December 31, 2025, we had cash, cash equivalents and investments of $414.8 million. These amounts have not been audited or reviewed by our independent registered public accounting firm. Our actual cash, cash equivalents and investments as of December 31, 2025 may differ from these amounts after we complete our comprehensive accounting procedures for the year ended December 31, 2025. We currently intend to use the net proceeds of this offering, together with our existing cash, cash equivalents and investments, to further invest in and build our medical and commercial infrastructure to support a planned regulatory filing and commercial launch for ficerafusp alfa, if approved, in the U.S.; to further accelerate the development of ficerafusp alfa in 1L R/M HPV-negative HNSCC, including a less frequent dosing schedule; to fund manufacturing costs for ficerafusp alfa for ongoing and anticipated drug development efforts; to fund early signal-finding to support future indication expansion for ficerafusp alfa; and for other general corporate purposes.

Pending these uses, we may temporarily invest the net proceeds from this offering in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials and collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

DILUTION

If you purchase our common stock or pre-funded warrants in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock or pre-funded warrants and the as-adjusted net tangible book value per share of common stock immediately after this offering.

As of September 30, 2025, we had net tangible book value of approximately $402.8 million, or $7.38 per share of our common stock, based upon 54,612,477 shares of our common stock outstanding as of that date. Our historical net tangible book value (deficit) is the amount of our total tangible assets (total assets excluding goodwill and intangible assets) less total liabilities. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to (i) 1,604,000 shares of common stock sold pursuant to our “at-the-market” program in accordance with the Sales Agreement since September 30, 2025 for aggregate net proceeds of approximately $29.6 million and (ii) the sale by us of shares of common stock at the public offering price of $16.00 per share of common stock and pre-funded warrants at $15.9999 per pre-funded warrant (which equals the public offering price of the common stock at which shares of our common stock are being sold to the public in this offering less the $0.0001 per share exercise price of each such pre-funded warrant), and after deducting underwriting discounts and commissions and estimated offering expenses, our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $573.0 million, or $9.04 per share of common stock. This represents an immediate increase in the as-adjusted net tangible book value of $1.35 per share of common stock to our existing stockholders and an immediate dilution of $6.96 per share of common stock issued to the investors participating in this offering.

The following table illustrates this per share dilution:

Public offering price per share		$16.00
Net tangible book value per share as of September 30, 2025	$7.38
Increase in net tangible book value per share attributable to sale of 1,604,000 shares of common stock sold pursuant to the “at-the-market” program in accordance with the Sales Agreement since September 30, 2025	0.31

As adjusted net tangible book value per share as of September 30, 2025
Increase in net tangible book value per share attributable to sale of shares of common stock in this offering	$1.35

As adjusted net tangible book value per share after this offering		9.04

Dilution in net tangible book value per share to new investors purchasing shares in this offering		$6.96

If holders of pre-funded warrants exercise the pre-funded warrants offered hereby, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $8.74 per share, and the dilution in net tangible book value per share to investors purchasing common stock or pre-funded warrants in this offering would be $7.26 per share.

If the underwriters exercise their option to purchase additional 1,406,250 shares of our common stock in full at the public offering price of $16.00 per share (and excluding shares of common stock issued and any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the exercise of the pre-funded warrants), the as adjusted net tangible book value after this offering would be $9.17 per share, representing an increase in net tangible book value of $1.48 per share to existing stockholders and dilution of $6.83 per share to investors purchasing shares of common stock or pre-funded warrants in this offering.

The above discussion and table are based on 54,612,477 shares of our common stock outstanding as of September 30, 2025 and 1,604,000 shares of common stock sold pursuant to our “at-the-market” program in accordance with the Sales Agreement since September 30, 2025 and excludes:

•	9,157,290 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $7.69 per share;

•

3,640,569 shares of common stock available for future issuance under our 2024 Stock Option and Incentive Plan as of September 30, 2025, as well as any increases in the number of shares of common stock reserved for issuance thereunder; and

•

507,383 shares of common stock available for future issuance under our 2024 Employee Stock Purchase Plan as of September 30, 2025, as well as any increases in the number of shares of common stock reserved for issuance thereunder.

Unless otherwise indicated, this prospectus supplement assumes no exercise or forfeiture of the outstanding options described above, no exercise by the underwriters of their option to purchase additional shares of our common stock and no exercise of the pre-funded warrants that we are offering in this offering in lieu of common stock to certain investors.

To the extent that options outstanding as of September 30, 2025 have been or may be exercised or settle, as applicable, new options or other equity awards are issued under our equity incentive plans, or other shares or pre-funded warrants issued, investors purchasing our common stock or pre-funded warrants in this offering may experience further dilution. To the extent that pre-funded warrants purchased in this offering are exercised, investors purchasing our securities in this offering may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants do not expire.

Exercisability

Subject to certain limitations below in “—Exercise Limitations,” the pre-funded warrants are exercisable at any time between their original issuance and their expiration. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last trade price of our common stock on the exercise date.

Exercise limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, if (i) immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 9.99% of the number of shares of our common stock outstanding, immediately before giving effect to the exercise of any pre-funded warrant without taking account any pre-funded warrants or (ii) immediately following exercise, the combined voting power of our securities beneficially owned by the holder (together with its affiliates) would be greater than 9.99% of the combined voting power of all of our securities then outstanding, immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants, and without taking account any other pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

We do not plan on applying to list the pre-funded warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

Warrant agent

We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No rights as a stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if such holder held the number of shares of our common stock acquirable upon complete exercise of its pre-funded warrant (without regard to any limitations on exercise). If such distribution would result in such holder and the other attribution parties exceeding the exercise limitations described above, a portion of such distribution shall be held in abeyance for the benefit of such holder until such time as the ownership limitations would not be exceeded.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BofA Securities, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares of common stock and pre-funded warrants indicated below:

Name	Number of Shares	Number of Pre-Funded Warrants
Morgan Stanley & Co. LLC	2,152,500	660,000
TD Securities (USA) LLC	1,435,000	440,000
BofA Securities, Inc.	1,435,000	440,000
Cantor Fitzgerald & Co.	1,076,250	330,000
Stifel, Nicolaus & Company, Incorporated	1,076,250	330,000

Total:	7,175,000	2,200,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock and pre-funded warrants subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock and pre-funded warrants offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock and pre-funded warrants offered by this prospectus supplement if any such shares or pre-funded warrants are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of the pre-funded warrants.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.576 per share of common stock or pre-funded warrant under the public offering price. After the initial offering of the shares of common stock and pre-funded warrants, the offering price and other selling terms may from time to time be varied by the representatives.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,406,250 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 1,406,250 shares of common stock.

			Total
	Per Share	Per Pre-Funded Warrant	No Exercise	Full Exercise
Public offering price	$16.00	$15.9999	$149,999,780	$172,499,780
Underwriting discounts and commissions	$0.96	$0.96	$9,000,000	$10,350,000
Proceeds, before expenses, to us	$15.04	$15.0399	$140,999,780	$162,149,780

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $335,000. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $15,000.

Our common stock is listed on The Nasdaq Global Market under the symbol “BCAX.” We do not intend to list the pre-funded warrants on The Nasdaq Global Market or any other national securities exchange or nationally recognized trading system.

We and all our directors and officers have agreed that, without the prior written consent of each of Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BofA Securities, Inc. on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of this prospectus supplement (the “restricted period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we have agreed that, without the prior written consent of each of Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BofA Securities, Inc. on behalf of the underwriters, we will not, during the restricted period, file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. Our directors and officers also have agreed that, without the prior written consent of each of Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BofA Securities, Inc. on behalf of the underwriters, such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described above do not apply to us with respect to:

•	the sale of shares to the underwriters;

•

the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding, including the issuance of shares of our common stock upon the exercise of the pre-funded warrants described in this prospectus supplement, on the date of this prospectus supplement as described in this prospectus supplement and the registration statement of which this prospectus supplement forms a part;

•

grants of options, restricted stock or other equity awards and the issuance of common stock or securities convertible into or exercisable for common stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants pursuant to the terms of an employee benefit plan in effect on the date of this prospectus supplement and as described in the registration statement and this prospectus supplement, provided that we cause each recipient of such grant to execute and deliver a lock-up agreement for the remainder of the restricted period;

•

the filing of a registration statement on Form S-8 to register common stock issuable pursuant to any employee benefit plans, qualified stock option plans or other employee compensation plans, described in this prospectus supplement and the registration statement of which this prospectus supplement forms a part;

•

common stock, or any securities convertible into, or exercisable or exchangeable for, common stock, or the entrance into an agreement to issue common stock or any securities convertible into, or exercisable or exchangeable for, common stock, in connection with any merger, joint venture, strategic alliance, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition, other than for capital raising purposes; provided that the aggregate number of common stock or any securities convertible into, or exercisable or exchangeable for, common stock that we may issue or agree to issue pursuant to this clause (e) shall not exceed 3% of the total outstanding share capital of the Company immediately following such issuance; and provided further, that the recipients of any such shares of common stock and securities issued pursuant to this clause (e) during the restricted period described above shall enter into a lock-up agreement for the remainder of such restricted period; or

•

facilitating the establishment or modification of a trading plan on behalf of any of our securityholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that (a) such plan does not provide for the transfer of common stock during the restricted period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

The restrictions described above do not apply to our directors or officers with respect to:

•

transactions relating to shares of common stock or other securities acquired (i) from the underwriters in this offering or (ii) in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period in connection with subsequent sales of common stock or other securities acquired in this offering or such open market or other transactions (other than (1) Schedule 13 filings filed with the SEC and (2) any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transaction and that such securities were acquired from the underwriters in this offering or in open market transactions after completion of this offering);

•

transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock (i) as a bona fide gift or to a charitable organization or educational institution, (ii) to any immediate family member or any trust for the direct or indirect benefit of the party subject to the lock-up agreement or an immediate family member of such party, or if such party is a trust, to a grantor, trustee or beneficiary of the trust (including such beneficiary’s estate) or (iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the party subject to the lock-up agreement upon death; provided that, (i) such transfer does not involve a disposition for value, (ii) each donee or transferee signs and delivers a lock-up agreement substantially in the form described in this prospectus supplement and (iii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock is required or voluntarily made during the restricted period;

•

if the party subject to the lock-up agreement is an entity, transfers, dispositions or distributions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock (i) to another corporation, partnership, limited liability company, investment fund trust or other business entity that is a subsidiary or an affiliate (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, and including the subsidiaries of the party subject to the lock-up agreement) of such party, (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such party (including, for the avoidance of doubt, where such party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (iii) to its stockholders, limited partners, general partners, members, beneficiaries or other equityholders or to the estate of any such stockholders, limited partners, general partners, members, beneficiaries or equityholders, provided that,

(A) each transferee or distributee signs and delivers a lock-up agreement substantially in the form described in this prospectus supplement, (B) no filing under the Exchange Act reporting a reduction in beneficial ownership of shares of common stock is required or voluntarily made during the restricted period and (C) such transfer does not involve a disposition for value;

•

transfers or dispositions of common stock or any security convertible into or exercisable or exchangeable for common stock to us (i) pursuant to any contractual arrangement in effect on the date of the lock-up agreement and described in this prospectus supplement and the registration statement of which this prospectus supplement forms a part or (ii) in connection with the termination of the employment with or service to the Company, provided that no public disclosure or filing under Section 16(a) of the Exchange Act is required or voluntarily made during the restricted period in connection with any such transfers or dispositions (other than (1) Schedule 13 filings filed with the SEC, and (2) any Form 4 or Form 5 required to be filed under the Exchange Act if the party is subject to Section 16 reporting under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

•

transfers or dispositions of common stock or any security convertible into or exercisable or exchangeable for common stock in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, common stock (including by way of “net” or “cashless” exercise solely to cover withholding tax obligations in connection with such exercise and any transfer to us for the payment of taxes as a result of such exercise) in each case pursuant to any equity incentive plan described in this prospectus supplement and to the extent permitted by the instruments representing such options outstanding as of the date of this prospectus supplement, provided that any remaining shares of common stock or other securities received upon such vesting, settlement or exercise remain subject to the lock-up restrictions described in this prospectus supplement; and provided further that no public disclosure or filing is made voluntarily during the restricted period and to the extent a filing under Section 16(a) of the Exchange Act is required during the restricted period it clearly indicates that (i) the filing relates to the circumstances described in this clause (e) and (ii) no securities were sold by the party subject to the lock-up;

•

(i) transfers of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third-party tender offer for shares of our capital stock made to all holders of our securities, merger, consolidation or other similar transaction approved by our board of directors the result of which is that any person (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of our voting stock and (ii) entry into any lock-up, voting or similar agreement pursuant to which the party subject to the lock-up may agree to transfer, sell, tender or otherwise dispose of common stock or such other securities in connection with a transaction described in (i) above; provided that in the event that such change of control transaction is not completed, the common stock (or any security convertible into or exercisable or exchangeable for common stock) owned by the party subject to the lock-up agreement remains subject to the restrictions contained in the lock-up agreement;

•

sales or transfers of shares of common stock pursuant to a trading plan adopted prior to the date hereof pursuant to Rule 10b5-1 under the Exchange Act, and disclosed to the representatives prior to the date of this prospectus supplement; or

•

facilitating the establishment or modification of a trading plan on behalf of a shareholder, officer or director pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the party subject to the lock-up agreement or the Company regarding the establishment of such plan, such announcement or filing includes a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

Morgan Stanley & Co. LLC, TD Securities (USA) LLC and BofA Securities, Inc. in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common stock and pre-funded warrants, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The representatives may agree to allocate a number of shares of common stock or pre-funded warrants to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they received or will receive customary fees and expenses. TD Securities (USA) LLC is the sales agent for our at-the-market offering program pursuant to a Sales Agreement, dated October 3, 2025 between us and TD Securities (USA) LLC.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong

The securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where securities are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired securities under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom except that the shares may be offered to the public in the United Kingdom at any time:

(a)

where (i) the offer is conditional on the admission of the securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the shares being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);

(b)	to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;

(c)	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.

Each underwriter severally and not jointly represents, warrants and agrees that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving, the United Kingdom.

Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728–1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728–1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728–1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728–1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728–1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728–1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728–1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

LEGAL MATTERS

The validity of the shares of common stock and pre-funded warrants offered hereby will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. The underwriters are being represented in connection with this offering by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Bicara Therapeutics Inc. as of December 31, 2024 and 2023, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at www.bicara.com. Information contained in or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. For further information with respect to us and the securities offered by this prospectus supplement, we refer you to the registration statement of which this prospectus supplement is a part and the exhibits to such registration statement. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 25, 2025;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC May 13, 2025, August 12, 2025 and November 10, 2025, respectively;

•	Current Reports on Form 8-K, filed with the SEC June 6, 2025, June 12, 2025, December 8, 2025, January 12, 2026, and February 19, 2026; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-42271) as filed with the SEC on September 10, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 27, 2025.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part.

We also incorporate by reference any filings made after the date of effectiveness of the registration statement with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities made by this prospectus supplement is completed or terminated.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Bicara Therapeutics Inc.

116 Huntington Avenue, Suite 703

Boston, MA 02116

(617) 468-4219

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.bicara.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. We have included our website solely as an inactive textual reference.

This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein is accurate as of any date other than the date on the cover of this prospectus supplement, the accompanying prospectus or those documents incorporated by reference herein or therein.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $400,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary-Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Global Market under the symbol “BCAX.” On October 1, 2025, the closing price for our common stock, as reported on The Nasdaq Global Market, was $16.61 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 26, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $400,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus, any applicable accompanying prospectus supplement, and any related free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 32 and page 33 of this prospectus, respectively.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We are responsible for all of the disclosures contained in this prospectus, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

As used in this prospectus, unless the context otherwise requires, references to the terms “Bicara,” “Bicara Therapeutics,” “the Company,” “we,” “us” and “our,” and similar designations refer to Bicara Therapeutics Inc. and, where appropriate, our wholly-owned subsidiary.

We intend to apply for various trademarks that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, SM and ™ symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

ii

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as applicable, and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained herein, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” “can,” “future” or the negative of these words or other similar expressions. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

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the initiation timing, progress, results and cost of ficerafusp alfa, including the FORTIFI-HN01 pivotal Phase 2/3, or FORTIFI-HN01 Phase 2/3 trial or FORTIFI-HN01, a trial in head and neck squamous cell carcinoma, or HNSCC, and the potential expansion Phase 1/1b trial in additional HNSCC and solid tumor patient populations, as well as our research and development programs and our current and future preclinical and clinical studies;

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the ability and the potential to secure pembrolizumab for our clinical trials and successfully manufacture our drug substances and ficerafusp alfa for preclinical use, for clinical trials and on a larger scale for commercial use, if approved;

•	the ability of clinical trials to demonstrate safety and efficacy of ficerafusp alfa, and other positive results;

•	the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of ficerafusp alfa;

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the timing, scope and likelihood of regulatory filings and approvals, for ficerafusp alfa and future product candidates, including the timing of Investigational New Drug applications, or INDs, and final U.S. Food and Drug Administration, or FDA approval of ficerafusp alfa or any future product candidate, as well as ficerafusp alfa’s potential to be first-in-class;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;

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our estimates of the number of patients that we will enroll and our ability to initiate, recruit and enroll patients in and conduct and successfully complete our clinical trials at the pace that we project;

•	our ability to maintain and further develop the specific shipping, storage, handling and administration of ficerafusp alfa at the clinical sites;

•	the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and ficerafusp alfa;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of ficerafusp alfa;

•	our ability to obtain and maintain regulatory approval of ficerafusp alfa;

•	our ability to commercialize ficerafusp alfa, if approved;

•	the pricing and reimbursement of ficerafusp alfa, if approved;

•	the implementation of our business model, and strategic plans for our business, ficerafusp alfa and technology;

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the scope of protection we are able to establish and maintain for intellectual property rights covering ficerafusp alfa and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	estimates of our future expenses, revenues and capital requirements and our needs for additional financing;

•	future agreements with third parties in connection with the development and commercialization of ficerafusp alfa and any other approved product;

•	the size and growth potential of the markets for ficerafusp alfa and our ability to serve those markets;

•	our financial performance;

•	the rate and degree of market acceptance of ficerafusp alfa;

•	regulatory developments in the U.S., Canada, European Union and other foreign countries;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to produce our products or ficerafusp alfa with advantages in turnaround times or manufacturing cost;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	the impact of laws and regulations;

•	developments relating to our competitors and our industry; and

•	our anticipated use of our existing cash and cash equivalents.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

We may from time-to-time provide estimates, projections and other information concerning our industry, our business and the markets for our programs and product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These estimates involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under Part I, Item 1A “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our subsequent

Quarterly Reports on Form 10-Q, and the section of any accompanying prospectus supplement entitled “Risk Factors”, as well as in other filings made with the SEC subsequent to the date hereof that are incorporated by reference herein. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

OUR COMPANY

Overview

We are a clinical-stage biopharmaceutical company committed to bringing transformative bifunctional therapies to patients with solid tumors. Our lead program ficerafusp alfa is a potential first-in-class bifunctional antibody designed to drive tumor penetration by breaking barriers in the tumor microenvironment that have challenged the treatment of multiple solid tumor cancers. Specifically, ficerafusp alfa combines two clinically validated targets, an epidermal growth factor receptor directed monoclonal antibody with a domain that binds to human transforming growth factor beta (“TGF-ß”). Through this dual-targeting mechanism, ficerafusp alfa may reverse the fibrotic and immune-excluded tumor microenvironment driven by TGF-ß signaling and enable tumor penetration to potentially drive deep and durable responses. Ficerafusp alfa is initially being developed in head and neck squamous cell carcinoma (“HNSCC”) where there remains a significant unmet need. We initiated a pivotal Phase 2/3 trial (FORTIFI-HN01) of ficerafusp alfa in combination with pembrolizumab as a first-line (“1L”) therapy in recurrent/metastatic (“R/M”) HNSCC excluding patients with human papillomavirus (HPV)-positive oropharyngeal squamous cell carcinoma in the fourth quarter of 2024.

Our Pipeline

Our current development plan for ficerafusp alfa is summarized in the following pipeline chart:

QW = once weekly; CPS = combined positive score; RT = radiation therapy

Recent Phase 1/1b Clinical Trial Highlights

In June 2025, we presented data from our Phase 1/1b clinical trial of ficerafusp alfa in combination with pembrolizumab in patients with 1L R/M HNSCC at the 2025 American Society of Clinical Oncology Annual Meeting. Key highlights from the presentation include:

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In the Phase 1/1b trial, ficerafusp alfa in combination with pembrolizumab resulted in deep and durable anti-tumor activity with improved overall survival (“OS”) compared to historical benchmarks in patients with 1L R/M HPV-negative HNSCC with a PD-L1 combined positive score of ≥1 and with at least 24 months of follow-up.

•	In the efficacy evaluable HPV-negative population that received the 1500 mg dose of ficerafusp alfa in combination with pembrolizumab (n=28):

•	Median duration of response of 21.7 months amongst responders (n=15).

•	Median OS of 21.3 months; 2-year OS rate of 46%.

•	54% (15/28) confirmed objective response rate (“ORR”).

•	80% (12/15) of responders achieved a deep response (≥80% tumor shrinkage).

•	Median progression-free survival of 9.9 months.

In addition, we observed a manageable safety profile in the Phase 1/1b trial, consistent with previously reported adverse events.

Recent Developments

On February 28, 2025, in connection with ongoing litigation with Y-Trap, Inc. (“Y-Trap”), as described under Part II, Item 1 —Legal Proceedings of our Quarterly Report on Form 10-Q for the period ended June 30, 2025, we and our co-defendant, Biocon LTD., moved to dismiss all of Y-Trap’s claims. On September 30, 2025, the court denied Bicara’s motion. We will continue to vigorously defend against this litigation.

Corporate History

We were incorporated under the laws of the State of Delaware on December 12, 2018 under the name “Bicara Therapeutics Inc.” Our principal executive office is located at 116 Huntington Avenue, Suite 703, Boston, MA 02116, and our telephone number is 617-468-4219. We have one subsidiary, Bicara Securities Corporation, formed in October 2023 under the laws of the Commonwealth of Massachusetts. Our website address is www.bicara.com. The information contained in, or that can be accessed through, our website does not constitute a part of this prospectus, and is not incorporated by reference in this prospectus or in any other filings we make with the SEC. We have included our website address in this prospectus solely as an inactive textual reference. Our common stock trades on The Nasdaq Global Market under the symbol “BCAX.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

We are also a “smaller reporting company,” meaning that the market value of our shares held by nonaffiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million as of the last business day of the most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes. General corporate purposes may include, without limitation, research and development and clinical development costs to support the advancement of our current or future product candidates and the expansion of our research and development programs; working capital; capital expenditures; and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES THAT MAY BE OFFERED

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our bylaws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and our bylaws, in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you. We refer in this section to our third amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated by-laws as our bylaws.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share (“common stock”), and 10,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), all of which shares of preferred stock are undesignated. The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and our bylaws, in each case, as amended and supplemented.

Common Stock

As of September 30, 2025, we had outstanding 54,612,477 shares of common stock.

Only our common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. All of our outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

As of September 30, 2025, no shares of our preferred stock were issued and outstanding.

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. We have no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

Registration Rights

Certain holders of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act of 1933, as amended (the “Securities Act”). These shares are referred to as registrable securities. These rights are provided under the terms of our amended and restated investors’ rights agreement, dated December 6, 2023 (“investors’ rights agreement”), and are described in additional detail below. The investors’ rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under this agreement will be borne by us. All selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand Registration Rights

Certain holders of our common stock are entitled to demand registration rights. Under the terms of the investors’ rights agreement, if, at any time after the earlier of (i) four years after the date of the investors’ rights agreement or (ii) six months after the completion of our initial public offering, we will be required, upon the written request from holders of ten percent of the registrable securities then outstanding that would result in an aggregate offering price of at least $10 million, to file a registration statement on Form S-1 with respect to the registrable securities then outstanding and to use commercially reasonable efforts to effect the registration of all or a portion of these shares for public resale.

Short-form registration rights

Certain holders of our common stock are entitled to short-form registration rights. Under the terms of the investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of at least 20% in interest of these holders to sell registrable securities at an aggregate price of at least $4 million, we will be required to use commercially reasonable efforts to effect a registration of such shares. We are required to effect only one registration in any twelve month period pursuant to this provision of the investors’ rights agreement.

Piggyback registration rights

Certain holders of our common stock are entitled to piggyback registration rights. Under the terms of the investors’ rights agreement, if we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the investors’ rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of registration rights

The demand registration rights and short-form registration rights granted under the investors’ rights agreement will terminate on the fourth anniversary of the completion of our initial public offering.

Expenses

Ordinarily, other than underwriting discounts and commissions, we are generally required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue-sky fees and expenses.

Anti-takeover effects of our certificate of incorporation and bylaws and Delaware law

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limitation may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, and limitation of liability must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment, voting together as a single class, except that the amendment of the provisions relating to notice of stockholder business and nominations and special meetings must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum

Our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of, or a claim based on, a breach of a fiduciary duty owed by any of our current or former directors, officers, or other employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”) or our certificate of incorporation or bylaws (including the interpretation, validity or enforceability thereof) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine.

However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Consequently, this choice of forum provision would not apply to claims or causes of action brought to enforce a duty or liability created by the Exchange Act or the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

In addition, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit, and may be enforced by, us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Additionally, our bylaws provide that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Nasdaq Global Market Listing

Our common stock is currently listed on The Nasdaq Global Market under the trading symbol “BCAX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 150 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

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our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

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whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

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the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

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if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

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we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•	to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

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to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

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to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

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to conform the applicable indenture to this “Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

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either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership (or other pass-through entity) or any of the following:

•	an individual who is a citizen or resident of the United States;

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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare contribution tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than income taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt or governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	“regulated investment companies” and “real estate investment trusts”;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock.

Distributions on Our Common Stock

We have never declared or paid any cash distributions on our common stock and we do not anticipate paying cash distributions on our common stock for the foreseeable future. Distributions, if any, on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under the sections entitled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA.”

Subject to the discussion in the following two paragraphs in this section, any distribution on our common stock that is treated as a dividend paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30 percent rate or a reduced rate specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30 percent withholding tax if the non-U.S. holder satisfies applicable certification requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or a reduced rate specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30 percent tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” as described below, unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5 percent of our outstanding common stock, directly, indirectly, or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We (or the applicable paying agent) must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. A non-U.S. holder may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations may be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements - FATCA

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax at a rate of 30 percent on payments of dividends on, or, subject to the discussion of certain proposed U.S. Treasury regulations below, gross proceeds from the sale or other disposition of, our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. However, the U.S. Treasury released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of our common stock. In the preamble to such proposed regulations, the U.S. Treasury stated that taxpayers (including withholding agents) may generally rely on the proposed regulations until final regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30 percent withholding tax under FATCA.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•

on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority (“FINRA”).

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Bicara Therapeutics Inc. as of December 31, 2024 and 2023, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.bicara.com. Information contained in, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Bicara Therapeutics Inc., 116 Huntington Avenue, Suite 703, Boston, MA 02116.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April  24, 2025;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 13, 2025 and August 12, 2025, respectively;

•	Current Reports on Form 8-K, filed with the SEC on June 6, 2025 and June 12, 2025; and

•

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-42271) as filed with the SEC on September  10, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 27, 2025.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Bicara Therapeutics Inc.

116 Huntington Avenue, Suite 703

Boston, MA 02116

(617) 468-4219

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.bicara.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

7,175,000 Shares of Common Stock Pre-Funded Warrants to Purchase up to 2,200,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	TD Cowen	BofA Securities	Cantor	Stifel

February 24, 2026